SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)
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[X ]	Preliminary Information Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

[ ]	Definitive Information Statement
CHINA PHARMA HOLDINGS, INC.
(Name of Registrant As Specified In Charter)
[Missing Graphic Reference]

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CHINA PHARMA HOLDINGS, INC.
2nd Floor, No. 17, Jinpan Road
Haikou, Hainan Province, China

March 29, 2010

Dear Stockholder:

The accompanying Information Statement is being furnished to the holders of shares of the Common Stock of China Pharma Holdings, Inc. (the "Company"), a Delaware corporation.  The Board of Directors (the "Board") is not soliciting your proxy and you are requested not to send us a proxy.  The purpose of this Information Statement is to notify you of actions already approved by written consent of a majority of the voting stockholders and the Board.

(1)           To reelect the following individuals as independent directors to serve for another term stated;

G. Michael Bennett
Yingwen Zhang
                Baowen Dong

(2)           To increase the total number of shares which the Company is authorized to issue from SIXTY MILLION (60,000,000) shares to One Hundred MILLION (100,000,000) shares, NINETY FIVE MILLION (95,000,000) shares of which shall be Common Stock and FIVE MILLION (5,000,000) shares of which shall be Preferred Stock.

The enclosed Information Statement is being mailed on or about April 20, 2010 to stockholders of record as of the close of business on March 29, 2010.  You are urged to read the enclosed Information Statement in its entirety.

                           For the Board of Directors of
                           CHINA PHARMA HOLDINGS, INC.

                           By:  /s/  Zhilin Li
                           ____________________
        Zhilin Li
                          Chief Executive Officer

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

CHINA PHARMA HOLDINGS, INC.
2nd Floor, No. 17, Jinpan Road
Haikou, Hainan Province, China
Phone: (0086-898-66811730 (China)

April 1, 2010

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders of the Common Stock (the “Shareholders”), par value $.001 per share (the "Common Stock"), of China Pharma Holdings, Inc., a Delaware Corporation (the "Company"), to notify such Stockholders of the following:

On March 29, 2010, the Board of Directors (the “Board”) unanimously adopted resolutions approving the Restated Certificate as set forth in Appendix A.

On or about March 29,2010 the Company received written consents in lieu of a meeting of Stockholders from holders of 23,093,966 shares representing approximately53.342% of the 43,293,642 total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders"): 1) to reelect the following three individuals to continue to serve for another term as independent members of the Board of Directors of the Company: G. Michael Bennett, Yingwen Zhang and Baowen Dong; and 2) to increase the number of our authorized shares from 60,000,000 to 100,000,000 shares including: (i) 95% (95,000,000 shares) authorized Common Stock; and (ii) 5% (5,000,000 shares) authorized Preferred Stock.

The Preferred Stock may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors of the Corporation. The Board of Directors is hereby vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations, or restrictions for each series, including, but not by way of limitation, the power to fix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock or any series thereof into Common Stock of the Corporation and fix the voting power, if any, of shares of Preferred Stock or any series thereof.

On March 29, 2010, pursuant to Delaware General Corporation Law (“DGCL”), the Board of Directors of the Company approved the above-mentioned actions, subject to Stockholder approval. According to DGCL, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation.  The Majority Stockholders approved the action by written consent in lieu of a meeting on March 29, 2010, in accordance with the DGCL. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

In order to eliminate the costs and management time involved in holding a special meeting, in order to ratify the appointments as early as possible, and in order to accomplish the purposes of the Company, the Board of Directors of the Company decided to utilize the written consent of the Majority Stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on March 29, 2010, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the foregoing action will not become ratified until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about April 20, 2010 to all Stockholders of record as of the Record Date.

OUTSTANDING VOTING SECURITIES

As of the date of the consent by the Majority Stockholders, March 29, 2010, the Company had 43,293,642 shares of Common Stock issued and outstanding.  Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

March 29, 2010, the holders of 23,093,966 shares representing approximately 53.342% of the 43,293,642 shares of Common Stock then outstanding executed and delivered to the Company a written consent approving the actions set forth herein. Since the actions have been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The DGCL provides in substance that unless the Company's Certificate of incorporation provides otherwise, stockholders may take action without a meeting of Stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

 SECURITY OWNERSHIP OF MAJORITY BENEFICIAL OWNERS

The following table sets forth the number and percentage of shares of our Common Stock owned as of March 29, 2010 by our majority beneficial owners. Unless otherwise indicated, each of the Stockholders has sole voting and investment power with respect to the shares beneficially owned.

The number of shares of Common Stock issued and outstanding on March 29, 2010 was 43,293,642 shares. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding on March 29, 2010, plus shares of Common Stock subject to options/warrants held by such person on March 29, 2010 and exercisable within 60 days thereafter.

NAME AND ADDRESS OF BENEFICIAL OWNER (1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENTOF CLASS

Named Majority Shareholders
Zhilin Li	10,000,000	23.098%
Heung Mei Tsui	9,312,651	21.510%
Jian Yang	2,278,815	5.263%
Frank Waung	2,500	0.006%
XiaoYun Chen	1,500,000	3.464%

Total Shares Owned by Persons Named Above	25,853,086	53.341%

(1) The address of Ms. Li is 2nd Floor, No.17, Jinpan Road, Kaikou, Hainan Province, China. The address of Mr. Waung is 72 Great Hills Road, Short Hills, New Jersey 07078. The address of Ms. Tsui is Flat F, 3rd Fl., Mayson Garden Bldg, 68 Hing Fat St., Causeway Bay, Hong Kong. The address of Ms. Yang is 1 Haoyuan ST, RM 5B, Blog 7, Asia Luxury Garden, Haikou, Hainan Province, China. The address of Ms. Chen is No.491, Bin Hai Xin Cun, Haikou, Hainan Province, China.

REELECTION OF DIRECTORS

On or about March 29, 2010, we have elected three (3) independent members to our Board of Directors. The Board and majority shareholders have approved the following three directors: G. Michael Bennett, Yingwen Zhang and Baowen Dong. Each of the board members also serve on the audit committee for the company. If any nominees decline to serve or become unavailable for any reason, or if any vacancy occurs before the election (although the Company knows of no reason that this would occur), the proxies may be voted for such substitute nominees as the Company may designate. The following sets forth certain information regarding each new director of the Company:

G. Michael Bennett

G. Michael Bennett graduated from Michigan State University and University of Michigan.  He currently is a DBA candidate in Corporate Governance at City University of Hong Kong.  He acted as CFO and Board Member in National Automobile Club from 1983 to 1986. After that, he worked as an accounting, tax, and audit professor in California State University from 1986 to1989, and as an accounting and audit professor in Chapman University from 1989 to 1993.  He served as the CFO and Board Member in Argonaut Computers from 1993 to1998 in Southern of California. During 1998-2000, he was a basic law, accounting and tax professor in University of Hawaii and accounting, tax and audit professor in Chaminade of Honolulu.  He acted as a partner of ProCFO Company based in California which provided contract CFO service for firms during 2000-2004.  He was also a partner of Nexis Investment Consulting Corporation based in Beijing during 2004-2007.

Yingwen Zhang

Yingwen Zhang graduated from Department of Chemical Engineering, Tianjin University in 1967. He worked as the CEO of SINOPEC SICHUAN VINYLON WORKS from 1983 to 1988 and worked as the director of Sichuan Foreign Trade and Economic Cooperation Bureau (The Bureau of Commerce of Sichuan Province) from December, 1988 to April 2000.  Since then, he has acted as the Economic and Commercial Counselor's Office of the Embassy of the People's Republic of China in Malaysia. Mr. Zhang currently is the member of the 9th Chinese People's Political Consultative Conference (CPPCC).

Baowen Dong

Baowen Dong graduated from Xian University of Science and Technology in 1966. He is the professor, researcher, director of the staff room, and the department head in Sichuan University since 1974. He is also an expert member of the Sichuan University Teaching Evaluation Council since August 2001.

None of the foregoing Directors or Executive Officers has, during the past five years:

(a)
Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	Been convicted in a criminal proceeding or subject to a pending criminal proceeding; or

(c)
Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

On or about March 29, 2010 the Company received written consents in lieu of a meeting of Stockholders from holders of 23,093,966 shares representing approximately 53.342% of the 43,293,642 total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") to increase the number of our authorized Common Stock from 60,000,000 to 95,000,000 shares .

By increasing our authorized shares of Common Stock, we will have additional shares of stock available for future actions, including acquisitions, capital raising transactions and employee stock incentive plans.  Increasing our number of authorized shares of Common Stock will also allow our Board flexibility to act promptly in issuing stock to meet our future business needs, which may include:

·Acquisitions and mergers,
·Financing transactions to improve our financial and business position,
·Stock splits or stock dividends,
·Recruiting employees and executives,
·Employee benefit plans, and
·Other proper business purposes.

If additional shares are readily available, our Board of Directors will be able to act quickly to issue additional shares without spending the time and incurring the expense of soliciting proxies and holding additional stockholders’ meetings.  The Board, however, may issue additional shares of Common Stock without action on the part of the stockholders only if the action is permissible under Delaware law, and only if the rules of the exchange on which the Common Stock is then listed permit those issuances.

The additional authorized shares of Common Stock could also be used in the future to discourage other persons from attempting to gain control of China Pharma by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in opposing a takeover bid or a solicitation in opposition to management.  These shares could also be used by the Board of Directors in a public or a private sale, merger or similar transaction by increasing the number of outstanding shares and thereby diluting the equity interest and voting power of a party attempting to obtain control of China Pharma.  We are not currently aware of any effort to obtain control of China Pharma and have no plans to use the new shares for purposes of discouraging any such effort.  We have no current plans to issue any of the additional shares; however, increasing the number of authorized shares would permit us to meet future business and financial needs potentially involving the issuances of new shares, should we determine that such action is advisable in the future.  Issuing any additional shares of our Common Stock at a price less than the current market price for our Common Stock would dilute our current stockholders’ interests.

INCREASE IN AUTHORIZED SHARES OF PREFERRED STOCK

On or about March 29, 2010 the Company received written consents in lieu of a meeting of Stockholders from holders of 23,093,966 shares representing approximately 53.342% of the 43,293,642 total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") to increasing the number of our authorized Preferred Stock to 5,000,000 shares.

The Preferred Stock may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors of the Corporation. The Board of Directors is hereby vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations, or restrictions for each series, including, but not by way of limitation, the power to fix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock or any series thereof into Common Stock of the Corporation and fix the voting power, if any, of shares of Preferred Stock or any series thereof.

AMENDED CERTIFICATE OF INCORPORATION

The Board of Directors has determined that it would be in the best interests of the Company to amend the Company's Certificate of Incorporation in order to effect the increase in authorized shares.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-K for the annual ended December 31, 2009;

All of these documents which are being incorporated by reference into this 14C.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under the DGCL, the Company’s articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted as set forth herein.

EFFECTIVE DATE OF RATIFICATION

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the action stated herein, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be ratified on or about the close of business on May 20, 2010.

By Order of the Board of Directors By: /s/ Zhilin Li ------------------------- Zhilin Li Chairman

Annex A

AMENDED AND RESTATED
OF CERTIFICATE OF INCORPORATION
__________________________________

China Pharma Holdings Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”), does hereby certify as follows:

1. The current name of the Corporation is China Pharma Holdings Inc.

2. The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled the Amended and Restated Certificate of Incorporation of China Pharma Holdings Inc.

3. The resolution setting forth the amendment and restatement has been duly approved by the stockholders of the Corporation in accordance with the General Corporation Law of the State of Delaware and is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be, and hereby is, amended and restated in its entirety as follows:

     1.     The name of the corporation is China Pharma Holdings Inc.

     2.     Its registered office in the State of Delaware is located at 1209 Orange Street, Corporation Trust Center, Wilmington, New Castle County, Delaware 19801.  The name and address of the registered agent is The Corporation Trust Company, 1209 Orange Street, Corporation Trust Center, Wilmington, and New Castle County, Delaware 19801.

    3.     The nature of the business or purposes to be conducted or promoted by the Corporation are:

          (a)     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware;

          (b)      To manufacture pharmaceutical products and health products;

          (c)      To  purchase,  take,  own,  hold, deal in, broker, mortgage or otherwise  encumber  and  to  lease,  sell, exchange, convey, transfer or in any manner  dispose  of  real  property;

          (d)     To  enter  into  partnerships,  joint  ventures,  or  other arrangements  for  sharing  profits or cooperate with any entity carrying on any business  capable  of  being  conducted  so  as  to benefit this Corporation; to acquire  the  assets  and assume the liabilities of any entity and/or to acquire all  or  part of the stock of any corporation; to pay for the assets or stock in cash,  stock  or otherwise; to hold or dispose of the property so purchased; and to  conduct  any  business so acquired; or dispose of the property so purchased; and  to  conduct  any  business  so  acquired;

          (e)     To  borrow  and  lend  money  and to negotiate loans; to draw, accept  and  endorse  notes,  accounts receivable, bonds, stocks, debentures and other  securities;  to  subscribe  for,  buy, sell, acquire, hold and dispose of shares  of stock, bonds, accounts and other securities of any government, person or  corporation;  and  to  guarantee  obligations of any other person or entity;

          (f)     To  do any or all of the things herein set forth as principal, agent,  contractor, trustee or otherwise, alone or jointly, with natural persons or  any  legal  entity;  and

          (g)     To  have  one or more offices and to conduct any or all of its operations  and  business and to promote its objects within or without the State of  Delaware,  without  restriction  as  to  place  or  amount.

     The  objects and purposes specified herein shall be regarded as independent objects  and  purposes and, except where otherwise expressed, shall be in no way limited  nor restricted by reference to or inference from the terms of any other clause  or  paragraph  of  this  Certificate  of  Incorporation.

     In  addition,  the  foregoing shall be construed both as objects and powers and the enumeration thereof shall not be held to limit or restrict in any manner the  objects  or  purposes of the Corporation or the general powers conferred on this  Corporation  by  the  laws  of  the  State  of  Delaware.

     4.     The total number of shares of stock which the Company shall have the authority to issue is ONE HUNDRED MILLION (100,000,000) shares, NINETY FIVE MILLION (95,000,000) shares of which shall be Common Stock and FIVE MILLION (5,000,000) shares of which shall be Preferred Stock.

The Preferred Stock may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors of the Corporation. The Board of Directors is hereby vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations, or restrictions for each series, including, but not by way of limitation, the power to fix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and fix the terms of conversion of such Preferred Stock or any series thereof into Common Stock of the Corporation and fix the voting power, if any, of shares of Preferred Stock or any series thereof.

     5.     The number of directors constituting the entire Board of Directors of the Corporation shall be not less than three nor more than nine, with specific number to be as authorized from time vote of a majority of the entire Board of Directors.

     6.     The capital stock of the Corporation is nonassessable.

     7.    The name and mailing address of the incorporator of the corporation is as follows:

Name	Mailing Address

Stephen A. Zrenda, Jr.	1520 Bank One Center
100 N. Broadway
Oklahoma City, OK 73120-8601

     8.     The Corporation shall have perpetual existence.

     9.  The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law (the "Law") of the State of Delaware, as the same may be amended and supplemented, indemnify its directors and officers.

     10.   The  Corporation  reserves  the  right  to  amend, alter, change or repeal  any  provision  contained  in  this Certificate of Incorporation, in the manner  now  or  hereafter  prescribed by statute, and all rights conferred upon shareholders  herein  are  granted  subject  to  this  reservation.

 IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and Chief Executive Officer on the ___day of _______, 2010.

By:	/s/ Zhilin Li
(Authorized Officer)
Names:	Zhilin Li, President & CEO